Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 22, 2021 of SQL Technologies Corp. relating to our audit of the financial statements, as of December 31, 2020 and 2019, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

December 22, 2021